10f-3 REPORT

Variable Annunity Portfolios
Smith Barney Small Cap Growth Opportunities Portfolio

July 1, 2003 to December 31, 2003


Issuer:  Digitalnet Holdings Inc
Trade Date:  10/10/2003
Selling Dealer: UBS
Amount:   500.00
Price:   17.00
% Received by Fund: 0.01%
% of Issue (1): 0.15% A


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of    7,000.00


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup
UBS

Selling Group:
Blaylock & Partners
Friedman Billings Ramsey & Co Inc
Jefferies & Co

Co-Lead Manager(s):
Legg Mason Wood Walker
Raymond James Bank FSB



Issuer: Overnite Corp
Trade Date: 10/30/2003
Selling Dealer: CS First Boston
Amount:   1,900.00
Price:   19.00
% Received by Fund: 0.01%
% of Issue (1): 1.12% B


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of    278,400.00


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Credit Suisse First Boston Corp
Morgan Stanley

Co-Managers (s):
Banc of America Securities LLC
JP Morgan Securities
Merrill Lynch & Co

Co-Lead Manager(s):
Citigroup